Exhibit 99.1

Contact:	Michael Mitchell
Executive Director, Corporate Affairs
The Medicines Company
973-656-1616
investor.relations@themedco.com

FOR IMMEDIATE RELEASE

THE MEDICINES COMPANY REPORTS SECOND QUARTER AND FIRST HALF 2007 FINANCIAL RESULTS

PARSIPPANY, NJ — July 25, 2007 — The Medicines Company (NASDAQ: MDCO) today announced its financial results for the second quarter and first half of 2007. The Company reported second quarter net revenue of $56.4 million and first half net revenue of $123.0 million.  Second quarter net revenue is within the anticipated range of $56-58 million that the Company pre-announced on July 2, 2007.

Second quarter earnings highlights:

•                  Fully diluted earnings per share (EPS) as reported under U.S. generally accepted accounting principles (GAAP) were $0.02, which includes stock-based compensation expense and a provision for income taxes, a portion of which will be offset by available net operating loss (NOL) carryforwards.

•                  Excluding stock-based compensation expense, the Company reported fully diluted non-GAAP EPS of $0.09.

•                  Excluding both stock-based compensation expense and the non-cash portion of the income tax provision that will be offset by available NOL carryforwards, the Company reported fully diluted non-GAAP EPS of $0.10.

Additional financial highlights for second quarter and first half 2007:

•                  For the first half of 2007, net revenue increased to $123.0 million, compared to $94.0 million for the same period in 2006.

•                  Net revenue decreased to $56.4 million for the second quarter of 2007, compared with $59.4 million for the second quarter of 2006.

•                  Angiomax® (bivalirudin) U.S. sales increased to $55.2 million in the second quarter of 2007, compared to $53.4 million in the second quarter of 2006. Slow domestic growth was attributable to lower than anticipated percutaneous coronary intervention (PCI) procedure volumes in the United States in the second quarter of 2007.

•                  Angiomax international sales decreased to $1.2 million for the second quarter of 2007, compared to $5.8 million in the second quarter of 2006 due to the absence of European revenues in the second quarter of 2007.

“We estimate that the Angiomax share of the U.S. PCI market has grown to more than 40% through April 2007 which is gratifying; however, a substantial decline in the overall volume of U.S. PCI procedures during the second quarter affected second quarter revenues,” said John Kelley, President and Chief Operating Officer. “In other parts of the business, we met our goal to submit a new drug application (NDA) to the FDA for Cleviprex(TM) (clevidipine), our novel blood pressure control agent, and we made progress toward our planned third quarter submission of a supplemental NDA with data from the ACUITY trial of Angiomax use in acute coronary syndromes patients. We also continued with patient enrollment of Phase III trials for cangrelor, our novel antiplatelet therapy.”

The following table provides reconciliations between GAAP and non-GAAP net income for the second quarters (Q2) of 2007 and 2006, as well as the first half (1H) of 2007 and 2006, excluding for each of these periods stock-based compensation expense and the non-cash portion of the provision for income taxes which will be offset by available NOL carryforwards:

(in millions)	Reported GAAP Net Income/ (Loss)	FAS 123R Stock- Based Compensation Expense	Non-GAAP Net Income Excluding FAS 123R Stock- Based Compensation Expense	Non-Cash Portion of Provision for Income Taxes	Non-GAAP Net Income (1)
Q2 2007	$0.8	$3.7	$4.6	$0.7	$5.2
Q2 2006	$10.9	$2.0	$12.9	$(0.1)	$12.8
1H 2007	$3.9	$7.2	$11.1	$2.4	$13.5
1H 2006	$(1.2)	$3.5	$2.3	$(0.1)	$2.2

Note: Amounts may not sum due to rounding.

(1) Excluding FAS 123R Stock-Based Compensation Expense and Non-Cash Portion of Provision for Income Taxes which will be offset by available NOL carryforwards

Reconciliations between GAAP and non-GAAP fully diluted EPS for the second quarters (Q2) of 2007 and 2006, as well as the first half (1H) of 2007 and 2006 are provided in the following table:

(per share)	Reported GAAP Net Income/ (Loss)	FAS 123R Stock- Based Compensation Expense	Non-GAAP Net Income Excluding FAS 123R Stock- Based Compensation Expense	Non-Cash Portion of Provision for Income Taxes	Non-GAAP Net Income(1)
Q2 2007	$0.02	$0.07	$0.09	$0.01	$0.10
Q2 2006	$0.22	$0.04	$0.26	$0.00	$0.25
1H 2007	$0.07	$0.14	$0.21	$0.05	$0.26
1H 2006	$(0.02)	$0.07	$0.05	$0.00	$0.04

Note: Amounts may not sum due to rounding.

(1) Excluding FAS 123R Stock-Based Compensation Expense and Non-Cash Portion of Provision for Income Taxes which will be offset by available NOL carryforwards

The Company believes that presenting the non-GAAP information contained in the financial tables and in this press release assists investors and others in gaining a better understanding of the Company’s core operating results and future prospects, expected growth rates or forecasted guidance, particularly as related to both stock-based compensation expense and the portion of the provision for income taxes which will be offset by available NOL carryforwards.  Management uses this non-GAAP information, in addition to the GAAP information, as the basis for measuring the Company’s core operating performance and comparing such performance to that of prior periods and to the performance of its competitors. Such measures are also used by management in its financial and operating decision-making. Non-GAAP information is not meant to be considered superior to or a substitute for the Company’s results of operations prepared in accordance with GAAP.

A reconciliation of GAAP results with non-GAAP results may also be found in the attached financial tables.

European Transaction

On July 2, The Medicines Company announced the termination of its distribution arrangements with Nycomed and the reacquisition of all development, commercial and distribution rights held by Nycomed for Angiox® (bivalirudin) in Europe.  In connection with the transaction, The Medicines Company paid Nycomed $20 million in July 2007 and agreed to pay Nycomed an additional $20 million in 2008. The Medicines Company agreed to pay an additional $5 million upon European health regulators approving an expanded Angiox product label to include findings of the ACUITY trial. Angiox is the name under which Angiomax is marketed in Europe.

“We believe the Angiox opportunity will enable The Medicines Company to grow into the next decade,” said Glenn Sblendorio, Executive Vice President and Chief Financial Officer of The Medicines Company. “We expect the investments we plan to make in 2007, 2008 and 2009 related to Angiox and our planned global expansion can add to our earnings in 2009 and beyond.”

The Medicines Company expects that in connection with the $40 million that it has committed to pay to Nycomed, it will recognize a one-time charge of between $30 and $34 million (unaudited estimate) in the third quarter of 2007 and that it will record the remaining $6 to $10 million as an intangible asset or assets which will likely be amortized through 2015.

Webcast

There will be a conference call with management today at 8:30 A.M. ET to discuss financial results, guidance, outlook and operational developments. The conference call will be available via phone and webcast.  The webcast can be accessed at The Medicines Company website at www.themedicinescompany.com

The dial in information is listed below:

Domestic Dial In:        866-575-6540

International Dial In:   913-312-1240

Replay is available from 11:30 a.m. Eastern Time following the conference call through August 15, 2007. To hear a replay of the call dial 888-203-1112 (domestic) and 719-457-0820 (international). Passcode for both dial in numbers is 8450715.

MDCO-F

About The Medicines Company: The Medicines Company is committed to delivering innovative, cost-effective acute care hospital products in the worldwide hospital marketplace.  The Company markets Angiomax® (bivalirudin) in the U.S. and other countries for use in patients undergoing coronary angioplasty, a procedure to clear restricted blood flow in arteries around the heart.  The Company also has two products in late-stage development, Cleviprex™ (clevidipine) and cangrelor. The Company’s website is http://www.themedicinescompany.com.

Statements contained in this press release about The Medicines Company that are not purely historical, and all other statements that are not purely historical, may be deemed to be forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words “believes,” “anticipates” and “expects” and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements.  Important factors that may cause or contribute to such differences include whether the Company is successful in extending the term of the principal patent covering Angiomax, the extent of the commercial success of Angiomax, whether the Company’s products will advance in the clinical trials process on a timely basis or at all, whether the Company will make regulatory submissions for product candidates on a timely basis, whether its regulatory submissions will receive approvals from regulatory agencies on a timely basis or at all, risks associated with the establishment of international operations, and such other factors as are set forth in the risk factors detailed from time to time in the Company’s periodic reports and registration statements filed with the Securities and Exchange Commission including, without limitation, the risk factors detailed in the Company’s Quarterly Report on Form 10-Q filed on May 9, 2007, which are incorporated herein by reference. The Company specifically disclaims any obligation to update these forward-looking statements

The Medicines Company

Consolidated Statements of Operations

(in thousands, except per share data)	Three months ended June 30,
	2007	2006

Net revenue	$56,399	$59,372
Operating expenses:
Cost of revenue	15,094	15,450
Research and development	15,729	13,978
Selling, general and administrative	26,819	20,618
Total operating expenses	57,642	50,046
Income/(loss) from operations	(1,243)	9,326
Other income	2,719	1,511
Income/(loss) before income taxes	1,476	10,837
Provision for income taxes	(659)	77

Net income/(loss)	$817	$10,914

Basic earnings/(loss) per common share	$0.02	$0.22
Shares used in computing basic earnings/(loss) per common share	51,638	49,951

Diluted earnings/(loss) per common share	$0.02	$0.22
Shares used in computing diluted earnings/(loss) per common share	52,294	50,546

The Medicines Company

Consolidated Statements of Operations

(in thousands, except per share data)	Six Months Ended June 30,

	2007	2006
Net revenue	$123,046	$94,015
Operating expenses:
Cost of revenue	32,874	23,948
Research and development	35,208	28,526
Selling, general and administrative	53,957	45,654
Total operating expenses	122,039	98,128
Income/(loss) from operations	1,007	(4,113)
Other income	5,302	2,862
Income/(loss) before income taxes	6,309	(1,251)
Provision for income taxes	(2,444)	51
Net income/(loss)	3,865	(1,200)

Basic earnings/(loss) per common share	$0.07	$(0.02)
Shares used in computing basic earnings/(loss) per common share	51,578	49,933

Diluted earnings/(loss) per common share	$0.07	$(0.02)
Shares used in computing diluted earnings/(loss) per common share	52,587	49,933

The Medicines Company

Condensed Consolidated Balance Sheets

	June 30,	December 31,
(in thousands)	2007	2006
ASSETS
Cash, cash equivalents and available for sale securities	$216,505	$196,817
Accrued interest receivable	1,868	1,414
Accounts receivable, net	27,040	21,504
Inventories	33,438	41,628
Prepaid expenses and other current assets	10,813	12,963
Total current assets	289,664	274,326

Fixed assets, net	2,774	3,071
Deferred tax assets	41,032	41,032
Other assets	139	139
Total assets	$333,609	$318,568

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities	$41,598	$45,803
Deferred revenue	2,650	2,814
Stockholders’ equity	289,361	269,951
Total liabilities and stockholders’ equity	$333,609	$318,568

The Medicines Company

Reconciliation of GAAP to non-GAAP Measures

(All amounts in thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,
	2007
	Reported GAAP Net Income/ (Loss)	FAS 123R Stock-Based Compensation Expense		Non-GAAP Net Income (Loss) Excluding FAS 123R Stock-Based Compensation Expense	Non-Cash Portion of Provision for Income Taxes		Non-GAAP Net Income(1)
Net revenue	$56,399	$—		$56,399	$—		$56,399

Costs and expenses:
Cost of revenue	15,094	(94	)(2)	15,000	—		15,000
Research and development	15,729	(770	)(2)	14,959	—		14,959
Selling, general and administrative	26,819	(2,879	)(2)	23,940	—		23,940
Total costs and expenses	57,642	(3,743)		53,899	—		53,899

Income/loss from operations	(1,243)	3,743		2,500	—		2,500

Other income	2,719	—		2,719	—		2,719
Income before income taxes	1,476	3,743		5,219	—		5,219
Provision for income taxes	(659)			(659)	569	(3)	(90)
Net income	817	3,743		4,560	569		5,129

Basic earnings per common share	$0.02	$0.07		$0.09	$0.01		$0.10

Shares used in computing basic earnings/(loss) per common share	51,638	51,638		51,638	51,638		51,638

Diluted earnings per common share	$0.02	$0.07		$0.09	$0.01		$0.10

Shares used in computing basic earnings/(loss) per common share	52,294	52,294		52,294	52,294		52,294

(1)             Excluding stock-based compensation expenses and non-cash portion of income tax provision to be offset by available NOL carry-forwards

(2)             Stock-based compensation expense

(3)             Non-cash portion of income tax provision to be offset by available NOL carryforwards

The Medicines Company

Reconciliation of GAAP to non-GAAP Measures

(All amounts in thousands, except per share amounts)

(Unaudited)

	Six Months Ended June 30,
	2007
	Reported GAAP Net Income/ (Loss)	FAS 123R Stock-Based Compensation Expense		Non-GAAP Net Income (Loss) Excluding FAS 123R Stock-Based Compensation Expense	Non-Cash Portion of Provision for Income Taxes		Non-GAAP Net Income (1)
Net revenue	$123,046	$—		$123,046	$—		$123,046

Costs and expenses:
Cost of revenue	32,874	(192	)(2)	32,682	—		32,682
Research and development	35,208	(1,525	)(2)	33,683	—		33,683
Selling, general and administrative	53,957	(5,508	)(2)	48,449	—		48,449
Total costs and expenses	122,039	(7,225)		114,814	—		114,814

Income/loss from operations	1,007	7,225		8,232	—		8,232

Other income	5,302	—		5,302	—		5,302
Income before income taxes	6,309	7,225		13,534	—		13,534
Provision for income taxes	(2,444)			(2,444)	2,217	(3)	(227)
Net income	3,865	7,225		11,090	2,217		13,307

Basic earnings per common share	$0.07	$0.14		$0.21	$0.04		$0.26

Shares used in computing basic earnings/(loss) per common share	51,578	51,578		51,578	51,578		51,578

Diluted earnings per common share	$0.07	$0.14		$0.21	$0.04		$0.25

Shares used in computing basic earnings/(loss) per common share	52,587	52,587		52,587	52,587		52,587

(1)             Excluding stock-based compensation expenses and non-cash portion of income tax provision to be offset by available NOL carry-forwards

(2)             Stock-based compensation expense

(3)             Non-cash portion of income tax provision to be offset by available NOL carryforwards